UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2024

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2024 (the “Effective Date”), Nathan's Famous, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, direct and indirect subsidiaries of the Company (the “Guarantors”), as guarantors, the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent, swing line lender, L/C issuer and a Lender as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2024, the Company irrevocably called for the redemption of $60,000,000 of its 6.625% Secured Notes due 2025 (the “Existing Notes”) and irrevocably deposited with U.S. Bank Trust Company, National Association, as trustee for the Existing Notes (the “Trustee”), an amount of funds sufficient to redeem such Existing Notes on August 14, 2024 (including accrued interest thereon to, but not including, the date of redemption) at a redemption price of 100.00% of the principal amount of the Existing Notes. Consequently, on July 10, 2024, each of the Company and the guarantors under the Existing Notes (i) satisfied and discharged its respective obligations under the Existing Notes and the Indenture (the “Indenture”) dated as of November 1, 2017, by and among the Company, the guarantors listed therein and the Trustee, including, without limitation, the release of Collateral (as defined in the Indenture) from the Lien (as defined in the Indenture) securing the Existing Notes, other than those obligations which by the terms of the Indenture survive.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 10, 2024, the Company and the Guarantors entered into the Credit Agreement. The Credit Agreement provides for a term loan facility (“Term Loan”) of $60.0 million and a revolving credit facility (“Revolving Loan”) of up to $10.0 million (the “Revolving Committed Amount”) with a sublimit of $2.5 million for letters of credit. The Credit Agreement also provides that the Company has the right from time to time during the term of the Credit Agreement to request the Lenders for incremental revolving loan borrowing increases of up to an additional $10.0 million in the aggregate, subject to, among other items, the Lenders agreeing to lend any such additional amounts and compliance with terms specified in the Credit Agreement. The Credit Agreement matures on July 10, 2029. The Company borrowed $60.0 million in Term Loan borrowings on the Effective Date. The Company used Term Loan borrowings under the Credit Agreement to refinance the Existing Notes. The Company will use any Revolving Loan borrowings under the Credit Agreement for working capital and general corporate purposes. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement. Term Loan and Revolving Loan borrowings under the Credit Agreement will bear interest at a rate per annum, at the Company’s option, of (a) for Base Rate Loans, the Base Rate plus the Applicable Rate of 0.00% or (b) for Term SOFR Loans, Term SOFR plus the Applicable Rate of 1.40%. The Company will be subject to a commitment fee of 0.20% per annum on the daily amount of the undrawn portion of the Revolving Committed Amount.

The Credit Agreement also provides that the Company is required to be in compliance with a Consolidated Fixed Charge Coverage Ratio not to exceed 1.20 to 1.00 and a Consolidated Net Leverage Ratio not to exceed 3.00 to 1.00, in each case, beginning with the fiscal quarter ending September 29, 2024.

The outstanding Term Loan borrowings under the Credit Agreement are payable in equal quarterly installments of 1.0% of the original principal amount of the Term Loan beginning September 30, 2024. The outstanding Term Loan borrowings and the Revolving Loan borrowings under the Credit Agreement are voluntarily prepayable by the Company without penalty or premium, provided, that each of the following shall require a mandatory prepayment of outstanding Term Loan borrowings and Revolving Loan borrowings by the Company as follows: (i) 100% of any Net Cash Proceeds in excess of $2 million individually or in the aggregate over the term of the Credit Agreement in respect of any Extraordinary Receipt provided that the Company shall be permitted to reinvest such Net Cash Proceeds in accordance with the Credit Agreement, (ii) 100% of any Net Cash Proceeds of an Equity Issuance, (iii) 100% of any cash Net Cash Proceeds from a Debt Issuance and (iv) 100% of any Net Cash Proceeds from the Disposition of certain assets individually, or in the aggregate, in excess of $2 million in any fiscal year provided that the Company shall be permitted to reinvest such Net Proceeds in accordance with the Credit Agreement.

The Credit Agreement contains certain covenants, including, without limitation, those limiting Company’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business, engage in transactions with related parties, make certain investments or make certain restricted payments. The Company’s obligations under the Credit Agreement are unsecured.

Under the Credit Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, certain judgments or upon the occurrence of a change of control (as specified therein).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated as of July 10, 2024 among Nathan's Famous, Inc., the subsidiaries of Nathan's Famous, Inc. party thereto, the lenders party thereto and Citibank, N.A.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2024	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer

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